UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 8, 2025

Crown Electrokinetics Corp.

(Exact name of registrant as specified in its charter)

Delaware	001-39924	47-5423944
(State or other Jurisdiction of Incorporation)	(Commission File No.)	(IRS Employer Identification No.)

1110 NE Circle Blvd.

Corvallis, Oregon 97330

(Address of principal executive offices and zip code)

(458) 212-2500

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value	CRKN	NASDAQ Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.02 Termination of a Material Definitive Agreement

As previously reported, on August 31, 2024, Crown Electrokinetics Corp. (the “Company”) entered into a Common Stock Purchase Agreement (the “Purchase Agreement”) with Liqueous, LP (“Liqueous”), whereby the Company had the right, but not the obligation, to sell to Liqueous, and Liqueous was obligated to purchase, up to an aggregate of $100 million of newly issued shares of the Company’s common stock, par value $0.0001 per share (“Common Stock”).  For a full description of the Purchase Agreement, please refer to the Company’s Current Report on Form 8-K and the exhibits attached thereto as filed on October 15, 2024.

On April 8, 2025, the Company delivered a notice to Liqueous, terminating the Purchase Agreement pursuant to Section 10.5 of the Purchase Agreement due to material breach by Liqueous for failure to timely pay amounts owed to the Company. Pursuant to the Purchase Agreement, such termination will take effect on April 18, 2025.

Pursuant to the Purchase Agreement, the Company sold 133,333 shares of Common Stock to Liqueous for gross proceeds of $1,513,484. In addition, Liqueous has failed to pay the Company an aggregate amount of $5,863,609.63 for the sale of shares of Common Stock in connection with the Purchase Agreement. The Company did not incur any early termination penalties in connection with the early termination of the Purchase Agreement.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 11, 2025

CROWN ELECTROKINETICS CORP.

By:	/s/ Doug Croxall
	Name:	Doug Croxall
	Title:	Chief Executive Officer

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